Exhibit 10.2

Confidential

November 19, 2018

DSM Nutritional Products Ltd. (“DSM”)
Wurmisweg 576, CH–4303
Kaiseraugst, Switzerland

Re: IP License Agreements

Reference is made to that certain Loan and Security Agreement (the “Loan Agreement”) by and among Amyris, Inc. (“Amyris”), certain of its subsidiaries, the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and GACP Finance Co., LLC., a Delaware limited liability company, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

For good and valuable consideration received, including without limitation the agreements of DSM set forth in Amendment No. 1 to the Supply Agreement, dated December 28, 2017, between Amyris and DSM, Amyris hereby agrees to take all actions necessary, including by amending the Loan Agreement and any other applicable agreement related thereto, in order to remove the Applicable Intellectual Property from any and all collateral rights and security interests granted by Amyris to the Lender, the Agent or any other person in connection with the Loan Agreement (or any other agreement related thereto) and cause the release of all liens and encumbrances on the Applicable Intellectual Property in form and substance reasonably acceptable to DSM. For purposes of this letter agreement, “Applicable Intellectual Property” means all intellectual property rights of Amyris that are subject to a license with DSM or any of its affiliates, including without limitation the intellectual property rights that are the subject of the Farnesene Intellectual Property License, dated as of November 14, 2017, by and between DSM and Amyris, the Health and Nutrition License Agreement, dated as of May 11, 2017, by and between Amyris and DSM International B.V., the Vitamin A License Agreement, dated as of May 11, 2017, by and between Amyris and DSM International B.V.

In the event that Amyris has not completed the actions contemplated by the foregoing paragraph prior to December 15, 2018, Amyris will issue shares of its common stock to DSM equal in value to US$5,000,000 (based on the closing price of Amyris common stock on the second trading day prior to issuance) no later than close of business on December 30, 2018; provided, that to the extent such issuance would (a) require the approval of Amyris’ stockholders under applicable rules of The NASDAQ Stock Market or (b) cause the triggering of any applicable anti-dilution protection provision contained in any Amyris securities, then Amyris shall pay to DSM cash in lieu of the value of any shares, the issuance of which would require or cause any such approval or triggering, respectively. The parties acknowledge and agree the foregoing requirement to issue shares of common stock is a mutually agreed payment for the failure to complete the actions contemplated by the foregoing paragraph in a timely manner, and that issuance of such shares shall not relieve Amyris of its obligations to complete such actions, nor shall anything in this letter agreement be deemed to limit any other remedies available to DSM, at law or in equity, including DSM’s ability to seek specific performance of Amyris’s obligations set forth herein.

Confidential

This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this letter agreement by signing any such counterpart. Delivery of an executed counterpart of this letter agreement by email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart.

[Signature page follows.]

Confidential

Please confirm your agreement and acknowledgement of the matters set forth in this letter by signing in the space provided below.

Sincerely,

Amyris, Inc.

/s/ John Melo
By: John Melo
Title: President + CEO

Accepted and agreed as of the date first written above:

DSM Nutritional Products Ltd.

/s/ Bruno Muller

By: Bruno Muller

Title: Vice-President

/s/ Benedikt Suter

By: Benedikt Suter

Title: General Counsel